LETTER TO CLIENTS

With Respect to the

FIRST BANCORP.

OFFER TO EXCHANGE

Up to                     shares of Common Stock for any and all of the issued and outstanding shares of its:

7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A (CUSIP: 318672201);

8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B (CUSIP: 318672300);

7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C (CUSIP: 318672409);

7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (CUSIP: 318672508); and

7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (CUSIP: 318672607)

(collectively, “Preferred Stock”) on the terms and conditions set forth in the Prospectus (as defined below).

This Exchange Offer (as defined below) by First BanCorp. (the “Corporation”) will expire at 11:59 p.m., New York City time, on             , 2013 (such date and time, as it may be extended, the “Expiration Date”). Tendered shares of Preferred Stock may be withdrawn at any time on or prior to the Expiration Date. The proxy solicited in the separate proxy statement must be delivered on or prior to the Expiration Date.

    , 2013

To Our Clients:

The Corporation is offering to issue, on the terms and subject to the conditions set forth in the preliminary prospectus dated                     , 2013 (the “Prospectus”) included in the Corporation’s registration statement on Form S-4, Registration Statement No. 333-185393 , filed with the U.S. Securities and Exchange Commission, as amended prior to the Expiration Date, and the accompanying letter of transmittal, newly issued shares of the Corporation’s common stock, par value $0.10 per share (the “Common Stock”), in exchange (the “Exchange Offer”) for any and all of the issued and outstanding shares of Preferred Stock. Enclosed for your consideration are the Prospectus, a proxy statement soliciting proxies with respect to a proposal to amend the certificate of designation for shares of each series of Preferred Stock that you own to delete the text of paragraph 2 of Section F., Voting Rights, to remove the right to appoint two additional members to the Board of Directors of the Corporation when the Corporation has not paid dividends for 18 monthly periods (the “Preferred Stock Amendment”), and the letter of transmittal, relating to the Exchange Offer and including forms of proxy.

The Corporation will not issue fractional shares of its Common Stock in the Exchange Offer. Instead, the number of shares of Common Stock received by each holder whose shares of Preferred Stock are accepted for exchange in the Exchange Offer will be rounded down to the nearest whole number.

We are the holder of the Preferred Stock held for your account. A tender of such Preferred Stock can be made only by us as the holder pursuant to your instructions. The enclosed specimen letter of transmittal is furnished to you and for your information only and cannot be used by you to tender shares of Preferred Stock held by us for your account.

Your attention is directed to the following:

1.	The Exchange Offer is subject to conditions set forth in the sections of the Prospectus entitled “The Exchange Offer—Condition to Participation in the Exchange Offer” and “—Conditions to Completion of the Exchange Offer.” One of these conditions is that you grant a proxy to the individuals appointed by the Corporation as proxies (the “proxyholders”) to execute a written consent in favor of the Preferred Stock Amendment unless you are not a holder of the shares of Preferred Stock as of the record date for the solicitation.

2.	The Corporation will pay all transfer taxes, if any, imposed by the United States and Puerto Rico or any jurisdiction therein with respect to the exchange of shares of Preferred Stock pursuant to the Exchange Offer (for the avoidance of doubt, transfer taxes do not include income taxes or back-up withholding). If a transfer tax is imposed for any reason other than the exchange of shares of Preferred Stock pursuant to the Exchange Offer or by any jurisdiction outside the United States or Puerto Rico, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

3.	The Exchange Offer expires at 11:59 P.M., New York City time, on , 2013, unless extended in accordance with applicable law or earlier terminated by the Corporation.

If you want to tender your shares or if you want to grant a proxy without tendering your shares of Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Such instruction form should be returned to us as promptly as possible in order to permit sufficient time to allow us to make a tender and grant a proxy to the proxyholders on your behalf, or grant a proxy without tendering on your behalf, in accordance with the provisions of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and proxy solicitation made by First BanCorp. with respect to its Preferred Stock.

The undersigned acknowledge(s) that it cannot participate in the Exchange Offer unless the undersigned grants a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.

This form indicates the action the undersigned instructs you to take with respect to the shares of Preferred Stock held by you for the account of the undersigned upon and subject to the terms and conditions set forth in the Prospectus and the related letter of transmittal.

PERSONS WHO ARE PARTICIPATING IN THE EXCHANGE OFFER

☐	Please tender the shares of Preferred Stock held by you for my account as indicated below:

Number of Shares of Preferred Stock Tendered

7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A:

8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B:

7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C:

7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D:

7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E:

☐	Please complete the Form for Tendering Holders in the letter of transmittal to indicate that the undersigned grants a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.

PERSONS WHO ARE NOT PARTICIPATING IN THE EXCHANGE OFFER

☐	Please complete the detachable Form for Non-Tendering Holders in the letter of transmittal for the shares of Preferred Stock held by you for my account as indicated below to indicate that the undersigned grants a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.

☐	Please complete the detachable Form for Non-Tendering Holders in the letter of transmittal for the shares of Preferred Stock held by you for my account as indicated below to indicate that the undersigned grants a proxy to the proxyholders to execute a written consent against the Preferred Stock Amendment.

Number of Shares of Preferred Stock Owned

7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A:

8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B:

7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C:

7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D:

7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E:

Dated:

SIGN HERE

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Broker Name and Account Number

None of the shares of Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Further, we cannot grant a proxy with respect to the Preferred Stock Amendment unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to (i) tender all shares of Preferred Stock held by us for your account and (ii) grant a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.